Exhibit 4.1

PHOENIX ENERGY ONE, LLC

and

THE SUBSIDIARY GUARANTORS PARTIES HERETO

and

ODYSSEY TRANSFER AND TRUST COMPANY

Trustee and Collateral Trustee

INDENTURE

Dated as of [________], 2026

i

EXHIBITS

Exhibit A – Form of Cash Interest Note
Exhibit B – Form of Compound Interest Note
Exhibit C – Form of Supplemental Indenture for future Subsidiaries

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
§310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
§ 312(a)	2.5
(b)	12.3
(c)	12.3
§ 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6; 7.7
(c)	7.6; 12.2
(d)	7.6
§ 314(a)	4.2; 12.2; 12.5
(b)	4.3
(c)(1)	13.4
(c)(2)	13.4
(c)(3)	Not Applicable
(d)	11.3
(e)	12.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5; 12.2
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a) (last sentence)	2.9
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(a)(2)	Not Applicable
(b)	6.8
(c)	9.5(c)
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.4
§ 318(a)	13.1
(b)	Not Applicable
(c)	13.1

*	This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of [_________], 2026, between PHOENIX ENERGY ONE, LLC, a Delaware limited liability company, the guarantors from time to time parties hereto and described below and ODYSSEY TRANSFER AND TRUST COMPANY, a trust company incorporated under the laws of the State of Minnesota, as trustee and collateral trustee.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture (each as defined below).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Adamantium Lender” means Adamantium Capital, LLC, a Delaware limited liability company, or any successor thereto as lender under the Adamantium Loan Agreement.

“Adamantium Loan Agreement” means that certain Loan Agreement, dated as of September 23, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among the Issuer, PhoenixOp, and the Adamantium Lender.

“Adamantium Loan Obligations” means the Adamantium Loans and all Obligations owing by the Issuer, PhoenixOp, and any other guarantor and Grantor in respect thereof.

“Adamantium Loans” means the loans provided by the Adamantium Lender to the Issuer and PhoenixOp pursuant to the Adamantium Loan Agreement.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement, or otherwise.

“Agent” means any Registrar, Paying Agent, or Notice Agent.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means: as to any person, the board of directors, board of managers, sole member, managing member, or other governing body of such person, or, at the election of the Issuer, if such person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member, managing member, or other governing body of such entity or general partner, or, in each case, any duly authorized committee thereof; and the term “directors” means members of the Board of Directors.

“Business Day” means any day except a Saturday, Sunday, or a legal holiday in the City of New York, New York (or in connection with any payment, the place of payment), on which banking institutions are authorized or required by law, regulation, or executive order to close.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the notes thereto) in accordance with GAAP.

“Cash Interest Notes” means the Issuer’s Fixed Rate Senior Subordinated Junior Lien Redeemable Notes authenticated and delivered under this Indenture in the form of Exhibit A hereto.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with the terms of this Indenture, substantially in the form of Exhibit A or B hereto, as applicable.

“Collateral” means all properties and assets, whether real, personal or mixed, of the Issuer and the other Grantors now owned or at any time hereafter acquired in which Liens have been granted, or purported to be granted, to the Collateral Trustee under the Collateral Trust Agreement to secure any or all of the Obligations under the Notes, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2 of the Collateral Trust Agreement or this Indenture.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of [__, 2026], among the Issuer, as a grantor, the Collateral Trustee, the Trustee, as the Parity Lien Representative of the holders of the Notes, and the other Parity Lien Representatives from time to time party thereto, as the same may be amended, supplemented, restated, renewed, replaced or otherwise modified from time to time in accordance with the terms thereof or of this Indenture.

“Collateral Trustee” means Odyssey Transfer and Trust Company, in its capacity as the “collateral trustee” and not in its individual capacity, until a successor Collateral Trustee shall have become such pursuant to the applicable provisions of this Indenture and the Collateral Trust Agreement and, thereafter, “Collateral Trustee” shall mean or include each person who is then a Collateral Trustee hereunder and under the Collateral Trust Agreement, and if at any time there is more than one such person, “Collateral Trustee” as used with respect to this Indenture, the Notes, the Collateral Trust Agreement, and the Intercreditor Agreement shall mean each such person.

“Company Order” means a written order signed in the name of the Issuer by an Officer and delivered to the Trustee.

“Compound Interest Notes” means the Issuer’s Fixed Rate Senior Subordinated Junior Lien Redeemable Notes authenticated and delivered under this Indenture in the form of Exhibit B hereto.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Fortress Credit Agreement), indentures, or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors, or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise), or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice, passage of time, or both would be, an Event of Default.

“Dollars” and “$” means the currency of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“First Lien Collateral Agent” means Fortress Credit Corp., in its capacity as collateral agent for the First Lien Secured Parties under the First Lien Intercreditor Agreement (each as defined in the Intercreditor Agreement) and its successors and permitted assigns under the First Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” means that certain first lien intercreditor agreement described in the Intercreditor Agreement, under which, as of the date hereof, the Fortress Credit Agreement and certain swap contracts are secured on a senior basis and under which, in the future, other obligations may become secured on a senior basis, as the same may be amended or supplemented from time to time.

“Flex Notes” means the senior subordinated junior lien puttable notes issued by the Issuer pursuant to the Flex Notes Indenture.

“Flex Notes Indenture” means that certain Indenture, dated as of July 7, 2026 (including any supplemental indenture thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among the Issuer, the Collateral Trustee, and Odyssey Transfer and Trust Company, as trustee, governing the Flex Notes.

“Fortress Credit Agreement” means that certain Amended and Restated Senior Secured Credit Agreement, dated as of August 12, 2024, by and among the Issuer, PhoenixOp, as borrower, each of the lenders from time to time party thereto, and Fortress Credit Corp., as administrative agent for the lenders, as the same may be amended or supplemented from time to time.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Grantor” means each of and “Grantors” means, collectively, the Issuer, PhoenixOp and any other Person (if any) that at any time provides collateral security for any Parity Lien Obligations.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any person, without duplication:

(a) the principal of any indebtedness of such person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures, or similar instruments, or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations, or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the notes thereto) of such person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any guarantee by such person of the Indebtedness of another person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(c) to the extent not otherwise included, Indebtedness of another person secured by a Lien on any asset owned by such person (whether or not such Indebtedness is assumed by such person).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Intercreditor Agreement” means that certain Amended and Restated Junior Lien Intercreditor Agreement, dated [_________], 2026, by and among the First Lien Collateral Agent, the Collateral Trustee, the Issuer, PhoenixOp, the other obligors under the Fortress Credit Agreement, and the other parties from time to time party thereto, as the same may be amended or supplemented from time to time.

“Issuer” means Phoenix Energy One, LLC, a Delaware limited liability company, until a successor replaces it and thereafter means the successor.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the UCC of any jurisdiction).

“Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.

“Note” or “Notes” means the Issuer’s Fixed Rate Senior Subordinated Junior Lien Redeemable Notes authenticated and delivered under this Indenture, which may be Cash Interest Notes or Compound Interest Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any person, the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or President, or any Vice President, Treasurer, Controller, Secretary, or Assistant Secretary (or any person serving the equivalent function of any of the foregoing) of such person (or of any direct or indirect parent, general partner, managing member, or sole member of such person), or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such person (or the Board of Directors of any direct or indirect parent, general partner, managing member, or sole member of such person).

“Officer’s Certificate” means a certificate signed on behalf of the Issuer or any direct or indirect parent of the Issuer by an Officer of the Issuer or such parent entity that meets the requirements set forth in Section 13.4(a) hereof.

“Opinion of Counsel” means an opinion of legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 13.4(b) hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary or Affiliate of the Issuer, or the Trustee. The opinion may contain customary limitations, conditions, and exceptions.

“Parity Lien” has the meaning assigned to such term in the Collateral Trust Agreement.

“Parity Lien Debt” has the meaning assigned to such term in the Collateral Trust Agreement.

“Parity Lien Obligations” has the meaning assigned to such term in the Collateral Trust Agreement.

“Parity Lien Representative” has the meaning assigned to such term in the Collateral Trust Agreement.

“Parity Lien Security Documents” has the meaning assigned to such term in the Collateral Trust Agreement.

“Permitted Junior Securities” means:

(a) Equity Interests in the Issuer; and

(b) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Indenture.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“PhoenixOp” means Phoenix Operating LLC, a Delaware limited liability company.

“Prospectus” means the prospectus relating to the offering of the Notes by the Issuer, dated as of [__________], 2026, as the same may be amended, supplemented, or replaced from time to time.

“Representative” means the indenture trustee or other trustee, agent, or representative for any Senior Debt.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means:

(a) all Indebtedness of the Issuer or its Subsidiaries outstanding under all Credit Facilities, all Swap Contracts, all Treasury Management Arrangements and all obligations secured under the First Lien Intercreditor Agreement;

(b) any other Indebtedness of the Issuer or any Subsidiary or Affiliate thereof that the Issuer expressly determines is senior to the Notes; and

(c) all Obligations with respect to the items listed in the preceding clauses (a) and (b).

Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

(1) any liability for federal, state, local, or other taxes owed or owing by the Issuer or any of its Subsidiaries or Affiliates;

(2) any Indebtedness in the form of trade payables incurred under contracts for the purchase of goods or materials or for services obtained in the ordinary course of business; or

(3) Indebtedness that is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code.

“Series of Parity Lien Debt” has the meaning assigned to such term in the Collateral Trust Agreement.

“Significant Subsidiary” has the meaning ascribed to such term in Rule 1-02 of Regulation S-X under the Securities Act.

“Stated Maturity” means, when used with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable in cash.

“Subsidiary” of any specified person means: (a) any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof; or (b) any partnership or limited liability company of which (1) more than 50% of the capital accounts, distribution rights, total equity, and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof, whether in the form of membership, general, special, or limited partnership interests or otherwise, and (2) such person or any Subsidiary of such person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means any guarantee of the Notes by any Subsidiary Guarantor in accordance with the provisions of Article XII.

“Subsidiary Guarantor” means (i) each domestic Subsidiary listed as a signatory to this Indenture and (ii) each person who becomes Subsidiary Guarantor pursuant to Article XII of this Indenture. “Subsidiary Guarantors” means all such Subsidiary Guarantors, collectively.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options, forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“TIA” means the U.S. Trust Indenture Act of 1939, as amended.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, and other cash management services.

“Trustee” means Odyssey Transfer and Trust Company, in its capacity as the “trustee” and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to this Indenture, the Notes, the Collateral Trust Agreement, and the Intercreditor Agreement shall mean each such person.

“UCC” means the Uniform Commercial Code as the same may be from time to time in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“U.S. Government Obligations” means securities that are direct obligations of, or guaranteed by, the United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

Section 1.2 Other Definitions.

TERM	DEFINED IN SECTION
“10% Limit”	3.8
“Account Confirmation Failure”	2.13
“Contingent Default”	10.3
“covenant defeasance”	8.5
“Event of Default”	6.1
“legal defeasance”	8.4
“Notice Agent”	2.3
“Paying Agent”	2.3
“Payment Blockage Notice”	10.3
“Registrar”	2.3
“Specified Courts”	13.10
“successor person”	5.1

Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and in the plural include the singular;

(d) “will” shall be interpreted to express a command;

(e) provisions apply to successive events and transactions;

(f) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” and the words “to” and “until” each mean “to but excluding”;

(g) the phrase “in writing” as used herein shall be deemed to include .pdfs, e-mails, and other electronic means of transmission, unless otherwise indicated; and

(h) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement, or successor sections or rules adopted by the SEC from time to time.

ARTICLE II

THE NOTES

Section 2.1 Form and Dating

(a) General. The aggregate principal amount of Notes that may be issued under this Indenture is unlimited. The Notes may be issued in one or more series. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A or B hereto, as applicable. The Notes may have notations, legends, or endorsements required by law, stock exchange rule, or usage. Each Note will be dated the date of its issuance (or, for any Certificated Notes, the date of its authentication). The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Form of Notes. The Notes may be issued in book-entry form, uncertificated form, or certificated form. Notes will only be certificated in the Issuer’s sole discretion. Each Cash Interest Note will be issued in substantially the form of Exhibit A hereto, and each Compound Interest Note will be issued in substantially the form of Exhibit B hereto. Each Note shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect prepayments and redemptions. Any endorsement of a Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Registrar in accordance with terms of this Indenture.

Section 2.2 Issuance, Execution, and Authentication.

(a) Notes shall be issued from time to time upon receipt by the Trustee of a Company Order stating the terms, conditions, and principal amount of Notes to be issued. At least one Officer must sign any Certificated Notes for the Issuer by manual, facsimile, or electronic signature. If an Officer whose signature is on a Certificated Note no longer holds that office at the time such Certificated Note is authenticated, the Certificated Note will nevertheless be valid. A Certificated Note will not be valid until authenticated by the signature of the Trustee. The signature will be conclusive evidence that the Certificated Note has been authenticated under this Indenture.

(b) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Certificated Notes. An authenticating agent may authenticate Certificated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer, or an Affiliate of the Issuer.

Section 2.3 Registrar, Paying Agent, and Notice Agent.

(a) The Issuer will maintain an office or agency in the United States where (a) Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”), and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be delivered (the “Notice Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may from time to time appoint one or more co-registrars or additional registrars, one or more co-paying agents or additional paying agents, or one or more co-notice agents or additional notice agents and may from time to time rescind such designations. The term “Registrar” includes any co-registrar or additional registrar, the term “Paying Agent” includes any co-paying agent or additional paying agent, and the term “Notice Agent” includes any co-notice agent or additional notice agent. The Issuer may change any Registrar, Paying Agent, or Notice Agent without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such; Upon written request from the Issuer, at any time when the Issuer is not the Registrar, the Registrar shall provide the Issuer with a copy of the register to enable the Issuer to maintain a register of the Notes at its registered office.

(b) The Issuer or any of its Subsidiaries or other Affiliates may act as Registrar, Paying Agent, or Notice Agent. The Issuer will initially act as the Registrar, Paying Agent and Notice Agent with respect to the Notes. The rights, powers, duties, obligations, and actions of each Agent under this Indenture are several and not joint or joint and several, and the Agents shall only be obliged to perform those duties expressly set out in this Indenture and shall have no implied duties.

Section 2.4 Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of the Holders or the Trustee, all money held by the Paying Agent for the payment of principal of or interest, if any, on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require the Paying

Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy, reorganization, or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements (including to the Holders) until they have confirmed receipt of funds sufficient to make the relevant payment. No money held by an Agent needs to be segregated except as is required by law.

Section 2.5 Holder Lists.

(a) If it is serving as Registrar, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall, within 30 days after the receipt by the Issuer of such request, furnish or cause to be furnished to the Trustee, at such times as the Trustee may reasonably request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders; provided that the Issuer shall not be obligated to furnish or cause to be furnished such a list if the list of Holders does not differ in any material respect from the list most recently furnished to the Trustee by or at the direction of the Issuer.

(b) Every Holder, by receiving and holding the Notes, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA § 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA § 312(b).

Section 2.6 Transfer and Exchange.

(a) The Notes may not be transferred or exchanged without the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion. A Holder may request to transfer all or a portion of its Notes by submitting its request in writing to the Issuer as provided in this Indenture no earlier than 10 Business Days and no later than five Business Days prior to the requested transfer date (which date must be a Business Day). Such request must include (i) the name of the Holder, (ii) the Note(s) to be transferred, (iii) the identity of the transferee, and (iv) a completed subscription agreement by the transferee in a form satisfactory to the Issuer. The Issuer will use commercially reasonable efforts to respond to any such request on or prior to the Business Day immediately preceding the requested transfer date. The Issuer may request additional information regarding the transfer, the transferor, and the transferee as it desires in its sole discretion prior to determining whether to approve of the requested transfer. If a transfer of Notes is consented to in writing by the Issuer, a Holder may not transfer any Note until the Registrar has received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by this Indenture.

(b) Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, subject to the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar’s request. No service charge will be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(c) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d) All Notes issued upon any registration of transfer or exchange of Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as such Notes surrendered upon such registration of transfer or exchange.

(e) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, and the Issuer may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, or the Issuer shall be affected by notice to the contrary.

(f) The Registrar shall maintain, with respect to any Notes issued in uncertificated, book-entry form, a book-entry registration and transfer system in order to record the ownership, transfer, and exchange of such Notes. The Issuer (or its duly authorized agent) shall promptly notify the Registrar of the issuance of any such Notes and, upon receipt of such notice, the Registrar shall establish an account for such Notes by recording a credit in its book-entry registration and transfer system for the account of the Holders of such Notes for the principal amount of such Notes. The Registrar shall make appropriate credit and debit entries within each account to record the ownership, transfer, and exchange of such Notes. The Trustee may review the book-entry registration and transfer system upon reasonable written request.

Section 2.7 Mutilated, Destroyed, Lost, and Stolen Notes.

(a) If any mutilated Certificated Note is surrendered to the Trustee and the Issuer or each of the Trustee and Issuer receives evidence to its satisfaction of the destruction, loss, or theft of any Certificated Note, then, in the absence of notice to the Issuer or the Trustee that such Certificated Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Certificated Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If required by the Issuer or the Trustee, the Holder must supply such security or indemnity bond as may be required to hold the Trustee, the Issuer, the Agents, and any of their respective agents harmless.

(c) In case any such mutilated, destroyed, lost, or stolen Certificated Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Certificated Note, pay such Certificated Note.

(d) Upon the issuance of any new Certificated Note under this Section 2.7, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(e) Every new Certificated Note issued pursuant to this Section 2.7 in lieu of any destroyed, lost, or stolen Certificated Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost, or stolen Certificated Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Certificated Notes duly issued hereunder.

(f) The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Certificated Notes.

Section 2.8 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes issued under this Indenture except for those canceled by the Trustee, those delivered to the Trustee for cancellation, those reductions in the interest on any Notes effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.

(b) If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.1 hereof, such Note ceases to be outstanding and interest on such Note will cease to accrue.

(d) If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer, or an Affiliate of the Issuer) holds on the Maturity of any Note money sufficient to pay such Note payable on that date, then on and after that date such Note ceases to be outstanding and interest on such Note will cease to accrue.

(e) The Issuer may purchase or otherwise acquire Notes, whether by open-market purchases, negotiated transactions, or otherwise. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

(f) In determining whether the Holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, the principal amount of a Note that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.2.

Section 2.9 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent, or waiver, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes. Until certificates representing definitive Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of a Company Order, will authenticate temporary Certificated Notes. Temporary Certificated Notes will be substantially in the form of definitive Certificated Notes but may have variations that the Issuer considers appropriate for temporary Certificated Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Certificated Notes in exchange for temporary Certificated Notes. Until so exchanged, temporary Certificated Notes will have the same rights under this Indenture as definitive Certificated Notes.

Section 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement, or cancellation and shall cause the destruction of such canceled Notes (subject to the record retention requirements of the Exchange Act) and deliver a certificate of such cancellation to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on any Notes, it shall pay the defaulted interest to the persons who are Holders of such Notes on a subsequent special record date, in each case at the rate provided in such Notes and in Section 4.1 hereof. The Issuer shall fix or cause to be fixed the special record date and payment date. At least 10 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send to each Holder of such Notes a notice that states the special record date, the payment date, and the amount of interest to be paid. The Issuer may pay defaulted interest in any other lawful manner.

Section 2.13 Account Confirmation Failure. The Issuer will notify each Holder no less than 30 and no more than 60 days prior to maturity of such Holder’s Notes of the pending maturity, and such Holder will be required to provide the Issuer with confirmation of the account details for payment of amounts owed at maturity. The Issuer will not be required to make such payment at maturity unless and until the Issuer receives such confirmation to its satisfaction (any failure to provide confirmation of account details, an “Account Confirmation Failure”). If an Account Confirmation Failure occurs and the Issuer elects not to make the required payment at maturity of such Notes, no Default or Event of Default shall occur or be deemed to occur as a result thereof, interest will cease to accrue on such Notes on the Stated Maturity of such Notes, and the Issuer will set aside an amount sufficient to pay all amounts due at the Stated Maturity of such Notes for one year (or such longer period as required by relevant state escheat laws). Following the end of such one-year period following the Stated Maturity of such Notes while an Account Confirmation Failure persists, the Issuer will no longer be required to make such payment and the relevant Holder shall have forfeited such Holder’s rights to payment of such amounts.

ARTICLE III

REDEMPTION

Section 3.1 Notice to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7(a) hereof, it must furnish to the Trustee, at least five days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the principal amount of Notes to be redeemed; and

(d) the redemption price.

Section 3.2 Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, the specific Notes or portions thereof to be redeemed will be selected by the Issuer in its sole discretion. The Issuer may determine to redeem some or all of the Notes with specific maturities, interest payment methods, or interest rates. The Issuer will not be obligated to make pro rata redemptions. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3 Notice of Redemption.

(a) At least five days but not more than 60 days before the date set for a redemption pursuant to the optional redemption provisions of Section 3.7(a) hereof, the Issuer shall send or cause to be sent by first-class mail or electronically a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of such Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII hereof.

(b) The notice shall identify the Notes to be redeemed and shall state:

(1)	the redemption date;

(2)	the redemption price;

(3)	the name and address of the Paying Agent;

(4)

if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion of such Note will be issued in the name of the Holder thereof upon cancellation of the original Note;

(5)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)	the name and address of the Paying Agent;

(7)	that interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date unless the Issuer defaults in the deposit of the redemption price; and

(8)	the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

(c) At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least five days (unless a shorter time shall be acceptable to the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

(d) Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur. The Issuer may modify any such redemption notice or rescind it in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions precedent have not been satisfied or waived by the Issuer, by providing notice to Holders whose Notes are to be redeemed.

Section 3.4 Effect of Notice of Redemption. Once notice of redemption is sent as provided in Section 3.3, Notes called for redemption become due and payable on the redemption date at the redemption price.

Section 3.5 Deposit of Redemption Price.

(a) On the redemption date, the Issuer shall, (i) if acting as the Paying Agent, pay the redemption price to the Holders of Notes being redeemed, or (ii) if the Issuer is not acting as the Paying Agent, deposit with the Paying Agent funds sufficient to pay the principal of and accrued and unpaid interest, if any, on the Notes to be redeemed.

(b) If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption.

Section 3.6 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue a new Note in a principal amount equal to the unredeemed portion thereof and in the name of the Holder thereof and cancel the original Note.

Section 3.7 Optional Redemption.

(a) The Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon delivering a notice of redemption as described in Section 3.3, at a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of the redemption.

(b) The Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open-market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices, as well as with such consideration, as the Issuer or any such Affiliates may determine.

Section 3.8 Mandatory Redemption; Repurchase at the Option of the Holders.

(a) The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described in this Section 3.8.

(b) Subject to the provisions of Article X hereof and the Intercreditor Agreement, each Holder may request, in whole at any time and in part from time to time, by written notice to the Issuer, that the Issuer redeem such Holder’s Notes at a redemption price equal to 95.0% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so; provided further that the Issuer will not be required to redeem Notes in an amount that exceeds, in any calendar year, 10.0% of the aggregate principal amount of the Notes issued and outstanding as of the first day of the calendar quarter in which such request is made (the “10% Limit”). The principal amount of any Notes held by the Issuer’s directors, executive officers, or their respective family members during any calendar year will not be included in calculating the 10% Limit with respect to any other Holders for such calendar year. If required by the foregoing or otherwise permitted by the Issuer, in its sole discretion, the Issuer will redeem such Notes on a date to be determined by the Issuer that is no earlier than one and no later than 120 days from the date the Issuer receives written notice from the Holder.

(c) Such notice will set forth the maturity date, interest payment method, and interest rate on the Notes to be redeemed, the principal amount of Notes to be redeemed, and relevant payment information for receipt of funds.

(d) Redemptions pursuant to the foregoing provisions will be processed in the order that requests for redemption are received by the Issuer.

(e) The Issuer is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer will also not be required to offer to purchase any Notes with the proceeds of asset sales, in the event of a change of control, or otherwise.

ARTICLE IV

COVENANTS

Section 4.1 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of and accrued and unpaid interest, if any, on the Notes in accordance with the terms of such Notes and this Indenture. On the applicable payment date, the Issuer shall, (i) if acting as the Paying Agent, pay the principal of and accrued and unpaid interest, if any, on the Notes or (ii) if the Issuer is not acting as the Paying Agent, deposit with the Paying Agent funds sufficient to pay the principal of and accrued and unpaid interest, if any, on the Notes, in each case, in accordance with the terms of such Notes and this Indenture.

Section 4.2 SEC Reports.

(a) To the extent any Notes are outstanding, the Issuer shall deliver to the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer shall also comply with the other provisions of TIA § 314(a). Reports, information, and documents filed with the SEC via the EDGAR system (or any successor system) will be deemed to be delivered to the Trustee and transmitted to Holders at the time of such filing via EDGAR (or any successor system) for purposes of this Section 4.2.

(b) Delivery of reports, information, and documents to the Trustee under this Section 4.2 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.3 Compliance Certificates.

(a) To the extent any Notes are outstanding, the Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed, and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that, to such Officer’s knowledge, the Issuer has kept, observed, performed, and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge).

(b) The Issuer will provide the Trustee written notice of any Default or Event of Default within 30 days of any Officer becoming aware of the occurrence of such Default or Event of Default (unless such Default or Event of Default has been cured or waived within such 30-day time period), which notice will describe in reasonable detail the status of such Default or Event of Default and what action the Issuer is taking or proposes to take in respect thereof.

ARTICLE V

SUCCESSORS

Section 5.1 When Issuer May Merge, Etc.

(a) Neither the Issuer nor any Subsidiary Guarantor shall consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of its properties and assets to, any person (a “successor person”) unless:

(1)

the Issuer or the Subsidiary Guarantor is the surviving entity or the successor person (if other than the Issuer) is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Issuer’s or the Subsidiary Guarantor’s obligations on the Notes and under this Indenture; and

(2)	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

(b) The Issuer shall deliver to the Trustee prior to the consummation of any such proposed transaction contemplated by Section 5.1(a) an Officer’s Certificate and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture comply with this Indenture.

(c) Notwithstanding the above, any Subsidiary or Affiliate of the Issuer may consolidate with, merge into, or transfer all or part of its properties to the Issuer. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 5.2 Successor Company Substituted. Upon any consolidation or merger, or any sale, lease, conveyance, or other disposition of all or substantially all of the assets of the Issuer or a Subsidiary Guarantor, in accordance with Section 5.1 or Article XII, as the case may be, the Issuer and such Subsidiary Guarantor, as the case may be, will be released from its obligations under this Indenture, the Notes or its Subsidiary Guarantee, as the case may be, and the successor person formed by such consolidation or into or with which the Issuer or Subsidiary Guarantor is merged or to which such sale, lease, conveyance, or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or a Subsidiary Guarantor, as the case may be, under this Indenture, the Notes and such Subsidiary Guarantee with the same effect as if such successor person has been named as the Issuer or Subsidiary Guarantor, as the case may be, herein; provided, however, that the predecessor Issuer or Subsidiary Guarantor, as the case may be, in the case of a lease of substantially all its assets, shall not be released from all obligations and covenants under this Indenture, the Notes or its Subsidiary Guarantee.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

(a) Wherever used herein with respect to any Note, “Event of Default,” means any one of the following events:

(1)	a default in the payment of any interest on any Note when due, continued for 60 days;

(2)	a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon acceleration, or otherwise, continued for 60 days;

(3)

the failure by the Issuer or any Subsidiary Guarantor to comply for 120 days after receipt of written notice referred to below with any of its obligations, covenants, or agreements (other than a Default referred to in clause (1) or (2) above) contained in the Notes, any Subsidiary Guarantee or this Indenture;

(4)

any Subsidiary Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with this Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Subsidiary Guarantor and the Issuer to remedy the same shall have been given (x) to the Issuer by the Trustee or (y) to the Issuer and the Trustee by the holders of 25% in aggregate principal amount of the Notes then outstanding

(5)	the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case;

(ii)	consents to the entry of an order for relief against it in an involuntary case;

(iii)	consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv)	makes a general assignment for the benefit of its creditors; or

(v)	generally is unable to pay its debts as the same become due; and

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary in an involuntary case;

(ii)	appoints a Custodian of the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary or for all or substantially all of its property; or

(iii)	orders the liquidation of the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary ;

and the order or decree remains unstayed and in effect for 90 days.

(b) The foregoing will constitute Events of Default, whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body.

(c) No Event of Default under Section 6.1(a)(1) or (2) with respect to a particular Note will constitute an Event of Default with respect to any other Notes. A Default under Section 6.1(a)(3) will not constitute an Event of Default until the Trustee or the Holders of at least a majority in aggregate principal amount of outstanding Notes notify the Issuer in writing of the Default and such Default is not cured within the time specified in Section 6.1(a)(3) after receipt of such notice.

Section 6.2 Acceleration of Maturity; Rescission and Annulment.

(a) Subject to the provisions of Article X hereof and the Intercreditor Agreement, if an Event of Default (other than an Event of Default referred to in Section 6.1(a)(5) or (6)) occurs and is continuing, then the Trustee or the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by a notice in writing to the Issuer (and to the Trustee if given by Holders), declare the principal of and accrued and unpaid interest, if any, on all outstanding Notes to be immediately due and payable. Subject to the provisions of Article X hereof and the Intercreditor Agreement, if an Event of Default specified in Section 6.1(a)(5) or (6) shall occur, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may on behalf of the Holders of all of the Notes, waive, rescind, cancel, and annul any declaration of an existing or past Default or Event of Default and its consequences under this Indenture and the Notes, including an acceleration, if such waiver, rescission, cancellation, or annulment would not conflict with any judgment or decree (except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration), which may be waived, rescinded, canceled, or annulled by the Holder of such Note). Upon any such waiver, rescission, cancellation, or annulment of a Default or Event of Default, any such Default or Event of Default shall cease to exist, and any Event of Default arising from any such Default shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) Subject to the provisions of Article X hereof and the Intercreditor Agreement, if an Event of Default specified in Section 6.1(a)(1) or (2) occurs and is continuing, then the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and accrued and unpaid interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel.

(b) If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

(c) If an Event of Default with respect to any Notes occurs and is continuing, the Trustee, subject to Article VII hereof, Article X hereof, the Collateral Trust Agreement and the Intercreditor Agreement, may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Notes by such appropriate judicial proceedings as the Trustee shall, relying on the advice of counsel, deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4 Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel) and of the Holders allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel and any other amounts due the Trustee under Section 7.7.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.6 Application of Money Collected. Any money or property collected by the Collateral Trustee shall be handled in accordance with the Collateral Trust Agreement. Any money collected pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:	to the payment of all amounts due the Trustee and the Collateral Trustee under Section 7.7;

Second:	to the payment of the amounts then due and unpaid for principal of and accrued and unpaid interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and accrued and unpaid interest, if any, respectively; and

Third:	to the Issuer.

Section 6.7 Limitation on Suits. Subject to the provisions of Article X hereof and the Intercreditor Agreement and the Collateral Trust Agreement, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; and

(b) the Holders of not less than a majority in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses, and liabilities that might be incurred by the Trustee in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding;

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes; and

(f) such action does not violate the Collateral Trust Agreement, the First Lien Intercreditor Agreement or the Intercreditor Agreement;

it being understood, intended, and expressly covenanted by the Holder of every Note with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8 Unconditional Right of Holders to Receive Principal and Interest. Subject to the other provisions in this Indenture, including Article X hereof, and the Intercreditor Agreement and the Collateral Trust Agreement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on the Maturity of such Note, including the Stated Maturity expressed in such Note (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9 Restoration of Rights and Remedies. If the Trustee, Collateral Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee, and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Control by Holders. Subject to the provisions of Article X hereof, the Collateral Trust Agreement and the Intercreditor Agreement, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee and/or the Collateral Trustee, with respect to the Notes; provided that:

(a) such direction shall not be in conflict with any rule of law, the First Lien Intercreditor Agreement, the Intercreditor Agreement, the Collateral Trust Agreement or this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

(c) subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability; and

(d) prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity satisfactory to it against the costs, expenses, and liabilities that might be incurred by it in compliance with such request or direction.

Section 6.13 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes, by written notice to the Trustee and the Issuer, waive any past Default hereunder with respect to such Notes and its consequences, except a Default in the payment of the principal of or interest on any Note (provided, however, that the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Notes; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable and documented costs, including reasonable and documented attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Issuer, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity of such Note, including the Stated Maturity expressed in such Note (or, in the case of redemption, on the redemption date).

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1)

the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith, gross negligence, or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such Officer’s Certificates or Opinions of Counsel that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform on their face to the form requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own bad faith, its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)

the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 6.12.

(d) Every provision of this Indenture that in any way relates to the Trustee or the Collateral Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.1.

(e) The Trustee and Collateral Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses, and liabilities that might be incurred by it in performing such duty or exercising such right or power.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee or the Collateral Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee or Collateral Trustee in its satisfaction.

(h) The Paying Agent, the Notice Agent, the Registrar, any authenticating agent, and the Trustee when acting in any other capacity hereunder shall be entitled to the protections and immunities as are set forth in this Article VII.

(i) The rights, privileges, protections, immunities, and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture.

Section 7.2 Rights of Trustee.

(a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee and/or Collateral Trustee security or indemnity satisfactory to the Trustee and/or Collateral Trustee against the costs, expenses, and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h) Neither the Trustee nor the Collateral Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event that is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes generally and this Indenture.

(i) In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential, or incidental loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(j) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k) The Trustee will not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4 Trustee’s Disclaimer. Neither the Trustee nor the Collateral Trustee makes any representation as to the validity or adequacy of this Indenture or the Notes or the existence, genuineness, value of or protection afforded by any Collateral (except for the safe custody of Collateral in the Collateral Trustee’s possession), for the legality, effectiveness or sufficiency of the Parity Lien Security Documents, or for the creation, perfection, priority, sufficiency or protection of any Liens with respect to any Parity Lien Obligations. Neither the Trustee nor the Collateral Trustee shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral. The Trustee makes no representation as to the Collateral Trustee and shall not be responsible for any act or omission of the Collateral Trustee. Neither the Trustee nor the Collateral Trustee shall be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, nor shall the Trustee or the Collateral Trustee be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and the Trustee and the Collateral Trustee shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including, without limitation, the Holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Notes and if a Responsible Officer of the Trustee has received notice of such Default or Event of Default in accordance with Section 7.2(h), the Trustee shall send to the Collateral Trustee and each Holder notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has received notice of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 7.6 Reports by Trustee to Holders.

(a) Within 60 days after each May 1, commencing May 1, 2027, for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date in accordance with, and to the extent required under, TIA § 313.

(b) A copy of each report at the time of its mailing to Holders of the Notes shall be filed with the SEC and each national securities exchange on which the Notes are listed in accordance with TIA §313(d). The Issuer shall promptly notify the Trustee in writing when the Notes are listed on any national securities exchange.

Section 7.7 Compensation and Indemnity.

(a) The Issuer and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee and Collateral Trustee from time to time compensation for its services as the Issuer and the Trustee and Collateral Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee and Collateral Trustee upon request for all reasonable and documented out-of-pocket expenses incurred by it. Such expenses shall include the reasonable and documented compensation and expenses of the Trustee’s and Collateral Trustee’s agents and counsel.

(b) The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify each of the Trustee and Collateral Trustee (including for the cost of defending itself) against any cost, expense, or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee and Collateral Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Collateral Trustee. The Trustee and Collateral Trustee each shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or Collateral Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer and the Subsidiary Guarantors, jointly and severally, shall defend the claim and the Trustee and/or Collateral Trustee shall cooperate in the defense. The Trustee and Collateral Trustee may have separate counsel, and the Issuer and the Subsidiary Guarantors, jointly and severally, shall pay the reasonable and documented fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders, and agents of the Trustee and Collateral Trustee.

(c) The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or Collateral Trustee or by any officer, director, employee, shareholder, or agent of the Trustee or Collateral Trustee through bad faith, willful misconduct, or gross negligence, as determined by a final decision of a court of competent jurisdiction.

(d) To secure the Issuer’s payment obligations in this Section 7.7, the Trustee and Collateral Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee or Collateral Trustee, except that held in trust to pay principal of and interest, if any, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee or Collateral Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The provisions of this Section 7.7 shall survive the termination of this Indenture and the resignation or removal of the Trustee or Collateral Trustee.

Section 7.8 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)	a Custodian or public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers, and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof will continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers, and duties under this Indenture prior to such replacement.

Section 7.9 Successor Trustee by Merger, Etc. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under Section 7.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2), and (5). The Trustee and its Affiliates collectively shall always have a combined capital and surplus of at least $15,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Issuer. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 7.12 Parity Lien Security Documents; Intercreditor Agreement. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Collateral Trustee, as the case may be, to execute and deliver the Intercreditor Agreement, the Collateral Trust Agreement and the other Parity Lien Security Documents in which the Trustee or the Collateral Trustee, as applicable, is named as a party, including any Parity Lien Security Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Trustee are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Intercreditor Agreement, the Collateral Trust Agreement, or any other Parity Lien Security Document, the Trustee and the Collateral Trustee each shall have all of the rights, powers, trusts, duties, privileges, indemnities, immunities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 7.13 Collateral Trustee. The rights, powers, trusts, duties, privileges, protections, indemnities, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Trustee as if the Collateral Trustee were named as the Trustee herein and as if the Parity Lien Security Documents were named as this Indenture herein.

Section 7.14 Limitation of Duty of Trustee and Collateral Trustee in Respect of Collateral; Indemnification.

(a) None of the Collateral Trustee or any of its respective related persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction) or under or in connection with any Parity Lien Security Documents or the transactions contemplated thereby. Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee and the Collateral Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Trustee in good faith.

(b) The Trustee and the Collateral Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on their respective part hereunder or under any Parity Lien Security Document, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Subject to Section 7.1 of this Indenture, the Trustee and the Collateral Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreement or any Parity Lien

Security Document by the Issuer. The Trustee and the Collateral Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Issuer or by the Trustee or the Collateral Trustee, in relation to any matter arising in the administration of this Indenture, the Intercreditor Agreement, or the Parity Lien Security Documents.

ARTICLE VIII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1 Satisfaction and Discharge of Indenture.

(a) This Indenture, the Notes, the Subsidiary Guarantees, the Parity Lien Security Documents, and/or the Intercreditor Agreement will, upon a Company Order, be discharged and cease to be of further effect (except as hereinafter provided in this Section 8.1), and any Collateral then securing the Notes shall be released as to all outstanding Notes, and the Trustee and Collateral Trustee, at the expense of the Issuer, shall execute instruments acknowledging satisfaction and discharge of this Indenture, the Notes, the Subsidiary Guarantees, the Parity Lien Security Documents, and the Intercreditor Agreement, when:

(1)	either:

(i)

all of the Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost, or stolen and that have been replaced or paid and Notes for whose payment has theretofore been deposited in trust or segregated and held in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)

all of the Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of sending a notice of redemption or otherwise, (B) will become due and payable at their Stated Maturity within one year, (C) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, or (D) are deemed paid and discharged pursuant to Section 8.4, as applicable, and the Issuer or any Subsidiary Guarantor, in the case of clause (A), (B), or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money or U.S. Government Obligations in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuer or any Subsidiary Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Issuer; and

(3)

the Issuer has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for relating to the satisfaction and discharge contemplated by this Section have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, (x) the obligations of the Issuer to the Trustee under Section 7.7, (y) if money shall have been deposited with the Trustee pursuant to clause (a) of this Section 8.1, the provisions of Sections 2.3, 2.6, 2.7, 8.2, and 8.7, and (z) the rights, powers, trusts, and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith shall survive.

Section 8.2 Application of Trust Funds; Indemnification.

(a) Subject to the provisions of Section 8.6, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, 8.4, or 8.5, and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, 8.4, or 8.5, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make analogous payments as contemplated by Sections 8.1, 8.4, and 8.5.

(b) The Issuer shall pay and shall indemnify the Trustee (which indemnity shall survive termination of this Indenture) against any tax, fee, or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.1, 8.4, or 8.5 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c) The Trustee shall deliver or pay to the Issuer from time to time upon a Company Order any U.S. Government Obligations or money held by it as provided in Sections 8.4 and 8.5 that, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof that then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

Section 8.3 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may at any time elect to have either Section 8.4 or 8.5 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in Section 8.6. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(a)(3). Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

Section 8.4 Legal Defeasance of Notes.

(a) Upon the Issuer’s exercise under Section 8.3 hereof of the option applicable to this Section 8.4, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.6, be deemed to have been discharged from its obligations with respect to any or all outstanding Notes and cure all then-existing Defaults or Events of Default on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”). For this purpose, legal defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.2 hereof and the other sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under the Notes, this Indenture, the Parity Lien Security Documents, and the Intercreditor Agreement (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which will survive until otherwise terminated or discharged hereunder:

(1)	the rights of Holders to receive from the trust funds described in Section 8.2 payment of the principal of and interest on the outstanding Notes on the Stated Maturity of such Holder’s Notes;

(2)	the provisions of Sections 2.3, 2.4, 2.6, 2.7, 7.7, 8.2, 8.4, 8.6, 8.7, and 8.8; and

(3)	the rights, powers, trusts, and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith;

(b) For the avoidance of doubt, if the Issuer exercises its legal defeasance option under this Section 8.4, any Liens and guarantees as they pertain to the Notes will be released.

Section 8.5 Covenant Defeasance.

(a) Upon the Issuer’s exercise under Section 8.3 hereof of the option applicable to this Section 8.5, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.6, be released from its obligations under any term, provision, or condition of Sections 4.2, 4.3, and 5.1 and Article XI hereof or under the Parity Lien Security Documents or the Intercreditor Agreement (hereinafter, “covenant defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent, or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and will have no liability in respect of any term, condition, or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein or in the Notes to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default hereunder, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.3 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.5 hereof, Sections 6.1(a)(3) and, with respect to the Subsidiary Guarantors, Section 6.1(a)(5) and 6.1(a)(6), hereof will not constitute Events of Default.

(b) For the avoidance of doubt, if the Issuer exercises its covenant defeasance option under this Section 8.5, any Liens and guarantees as they pertain to the Notes will be released.

Section 8.6 Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(1)

the Issuer shall have irrevocably deposited or caused to be deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds specifically pledged as security for and dedicated solely to the benefit of the Holders of such Notes cash in Dollars and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and interest in respect of all the Notes on the Stated Maturity of such Notes;

(2)	such deposit will not result in a breach or violation of, or constitute a default under, this Indenture;

(3)

no Default or Event of Default under Section 6.1(a)(5) or (6) with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(4)

in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred;

(5)

in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred;

(6)

the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, or defrauding any other creditors of the Issuer; and

(7)

the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance as contemplated by this Article VIII have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III hereof.

Section 8.7 Repayment to Issuer. Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.8 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Notes in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, the obligations of the Issuer under this Indenture with respect to the Notes and under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that if the Issuer has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent after payment in full to the Holders.

ARTICLE IX

AMENDMENTS AND WAIVERS

Section 9.1 Without Consent of Holders. Notwithstanding Section 9.2 hereof, without the consent of or notice to any Holder, the Issuer, the Trustee, and, if applicable, the Collateral Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Parity Lien Security Documents, or the Intercreditor Agreement:

(a) to cure any ambiguity, omission, mistake, defect, or inconsistency;

(b) to conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which additional Notes are issued), the Notes, the Subsidiary Guarantees, the Parity Lien Security Documents, or the Intercreditor Agreement to the “Description of Notes” section of the Prospectus or, with respect to any additional Notes, additional Subsidiary Guarantees, and any supplemental indenture or other instrument pursuant to which such additional Notes or Subsidiary Guarantees are issued, to the “Description of Notes” relating to the issuance of such additional Notes or any provision of a prospectus supplement intended to supplement such “Description of Notes,” solely to the extent that such “Description of Notes” provides for terms of such additional Notes or Subsidiary Guarantees that differ from the terms of the Notes or Subsidiary Guarantees offered hereby;

(c) to comply with Article V hereof or to otherwise provide for the assumption by a successor person of the Issuer’s obligations under this Indenture and the Notes a Subsidiary Guarantor’s obligations under its Subsidiary Guarantees, or to add a co-issuer;

(d) to provide for uncertificated Notes in addition to or in place of certificated Notes, or to provide for global Notes;

(e) to add Guarantees with respect to the Notes;

(f) to make, complete, or confirm (i) any grant of Collateral permitted or required by this Indenture, any Subsidiary Guarantee, the Parity Lien Security Documents, or the Intercreditor Agreement or (ii) any release of Collateral pursuant to the terms of this Indenture, any Subsidiary Guarantee, the Parity Lien Security Documents, or the Intercreditor Agreement;

(g) to surrender any of the Issuer’s or any Subsidiary Guarantor’s rights or powers under this Indenture and/or the Notes and Subsidiary Guarantees;

(h) to add covenants or events of default for the benefit of the Holders;

(i) to comply with the applicable procedures of any applicable depositary;

(j) to make any change that does not adversely affect the rights of any Holder in any material respect;

(k) to provide for the issuance of and establish the form and terms and conditions of Notes and Subsidiary Guarantees as permitted by this Indenture;

(l) to secure additional extensions of credit and add additional secured creditors holding other Indebtedness;

(m) to make any amendment to the provisions of this Indenture or any Subsidiary Guarantees relating to the transfer of the Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes;

(n) to effect the appointment of a successor trustee or collateral agent with respect to the Notes and to add to or change any of the provisions of this Indenture, the Parity Lien Security Documents, or the Intercreditor Agreement to provide for or facilitate administration by a successor trustee, a successor collateral agent, and/or more than one trustee and/or collateral agent;

(o) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of the issue, authentication, and delivery of the Notes (prior to issuance thereof), in each case, as set forth herein; or

(p) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Section 9.2 With Consent of Holders.

(a) Subject to Section 9.3, the Issuer, the Trustee, and, if applicable, the Collateral Trustee may modify or amend this Indenture, the Notes, the Subsidiary Guarantees, the Parity Lien Security Documents, and the Intercreditor Agreement with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected by such modifications or amendments (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing or past Default or compliance with any provisions of such documents may be waived with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes affected by such waiver (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Notes). Except as provided in Section 6.13, and subject to Section 9.3, the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected by such waiver (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Notes) may waive compliance by the Issuer with any provision of this Indenture or the Notes.

(b) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 9.2 becomes effective, the Issuer shall send to the Holders affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3 Limitations. The Issuer may not make any modification, amendment, or waiver to the Indenture or the Notes without the consent of the Holders of each affected Note then outstanding (including, for the avoidance of doubt, any Notes held by Affiliates) if that modification, amendment, or waiver will (with respect to any Notes held by a non-consenting Holder):

(a) reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement, or waiver;

(b) reduce the rate or extend the time for payment of interest (including defaulted interest) on any Note;

(c) reduce the principal or change the Stated Maturity of any Note;

(d) waive a Default in the payment of the principal of or interest on any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make the principal of or interest, if any, on any Note payable in any currency other than that stated in such Note;

(f) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee other than in accordance with the terms of this Indenture.

(g) make any change in Section 6.8, Section 6.13, or this Section 9.3.

There shall be no amendment, supplement, modification or waiver to this Indenture without the prior written consent of the First Lien Collateral Agent if that amendment, supplement, modification or waiver is adverse in any respect to any right, privilege, or interest of the First Lien Collateral Agent or the other holders of Senior Debt under the First Lien.

Section 9.4 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5 Revocation and Effect of Consents.

(a) Until an amendment is set forth in a supplemental indenture or other applicable amendment or a waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of a Note if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

(b) Any amendment or waiver once effective shall bind every Holder of a Note affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (g) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

(c) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding paragraph (a) above, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.6 Notation on or Exchange of Notes. The Issuer or the Trustee may, but shall not be obligated to, place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer in exchange for the Notes may issue and the Trustee shall authenticate upon receipt of a Company Order in accordance with Section 2.3 new Notes that reflect the amendment or waiver.

Section 9.7 Trustee and Collateral Trustee Protected. The Trustee and, as applicable, the Collateral Trustee, shall sign any amendment, supplement, or waiver authorized pursuant to this Article IX if the amendment, supplement, or waiver does not, in the sole determination of the Trustee and, as applicable, the Collateral Trustee, adversely affect the rights, duties, liabilities, or immunities of the Trustee or, as applicable, the Collateral Trustee. If it does, the Trustee or the Collateral Trustee, as applicable, may but need not sign it. In signing any amendment, supplement, or waiver pursuant to this Article IX, the Trustee and the Collateral Trustee shall be entitled to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel complying with Sections 13.4 and 13.5. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee or Collateral Trustee to execute any amendment or supplement entered into in connection with adding or releasing Collateral under this Indenture, the Parity Lien Security Documents, or the Intercreditor Agreement.

ARTICLE X

SUBORDINATION

Section 10.1 Agreement to Subordinate. The Issuer and each Subsidiary Guarantor agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes and the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the irrevocable payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed, or guaranteed, and after all commitments with respect to Senior Debt have been terminated), and that the subordination is for the benefit of the holders of Senior Debt and their Representatives, all of whom are intended third party beneficiaries of this Article X. To the extent any payment made to a holder of Senior Debt is subsequently avoided, rescinded, set aside, or required to be returned or repaid in connection with any insolvency, bankruptcy, reorganization, receivership, or similar proceeding, the subordination provisions of this Article X shall be reinstated and shall continue in full force and effect as if such payment had never been made, and any amount so avoided, rescinded, set aside, returned, or repaid shall constitute Senior Debt for all purposes hereof. In accordance with Section 9.3, there shall be no amendment, supplement, modification or waiver to this Article X without the consent of the holders of the Senior Debt or their Representatives then outstanding if that amendment, supplement, modification or waiver is adverse to the interests of the holders of Senior Debt or their Representatives. The provisions of this Article X shall apply to each Subsidiary Guarantor and its Subsidiary Guarantee, mutatis mutandis.

Section 10.2 Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Issuer in:

(a) a liquidation or dissolution of the Issuer;

(b) a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Issuer or its property;

(c) an assignment for the benefit of creditors; or

(d) any marshaling of the Issuer’s assets and liabilities;

holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from any of the trusts created pursuant to Article VIII hereof).

Section 10.3 Default on Senior Debt.

(a) The Issuer may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities and payments made from any of the trusts created pursuant to Article VIII hereof) if:

(1)	a payment default on Senior Debt occurs and is continuing;

(2)

any default or event of default under any Senior Debt would result from such payment or distribution under any covenant contained in such Senior Debt restricting payments on indebtedness (a “Contingent Default”); or

(3)

any other default occurs and is continuing on any series of Senior Debt that permits holders of that series of Senior Debt to accelerate its Stated Maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer or the holders of any Senior Debt or their Representative.

(b) The Issuer may and will resume payments on and distributions in respect of the Notes and may acquire them beginning on the date on which such default is cured or waived or such payment or distribution can occur without resulting in a Contingent Default if this Article X otherwise permits such payment, distribution, or acquisition at the time of such payment, distribution, or acquisition.

Section 10.4 When Distribution Must Be Paid Over.

(a) In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities and payments made from any of the trusts created pursuant to Article VIII hereof) at a time when the payment is prohibited by Section 10.3 and the Trustee or the Holder, as applicable, has actual knowledge that the payment is prohibited by Section 10.3 hereof, such payment will be held by the Trustee or such Holder, as the case may be, in trust for the benefit of, and will be paid forthwith over and delivered, upon proper written request, to, the holders of Senior Debt as their interests may appear or their Representative for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

(b) With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Issuer or any other person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article X, except if such payment is made as a result of the bad faith, willful misconduct (including knowing breach) or gross negligence of the Trustee.

Section 10.5 Notice by Issuer. The Issuer will promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Article X, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Article X.

Section 10.6 Subrogation. After all commitments with respect to Senior Debt are terminated and all Senior Debt is irrevocably paid in full and until the Notes are paid in full, Holders will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Issuer and the Holders, a payment by the Issuer on the Notes.

Section 10.7 Relative Rights.

(a) This Article X defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture will:

(1)

impair, as between the Issuer and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest, if any, on, the Notes in accordance with their terms;

(2)	affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or

(3)

prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the Intercreditor Agreement and the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

(b) If the Issuer fails because of this Article X to pay the principal of or accrued and unpaid interest, if any, on, a Note on the due date, the failure shall not constitute a Default or Event of Default.

Section 10.8 Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Debt or their Representative to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer, any Subsidiary Guarantor or any Holder to comply with this Indenture.

Section 10.9 Distribution or Notice to Representative.

(a) Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

(b) Upon any payment or distribution of assets of the Issuer referred to in this Article X, the Trustee and the Holders will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of any such Representative of the Senior Debt or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article X.

Section 10.10 Standstill Period. So long as any Senior Debt remains outstanding, neither the Trustee nor the Holders shall, without the prior written consent of the holders of such Senior Debt:

(a) exercise or seek to exercise any right or remedy with respect to a Default or an Event of Default, including any collection or enforcement right or remedy;

(b) institute any action or proceeding against the Issuer or any of its assets, including, without limitation, any possession, sale, or foreclosure action or proceeding; or

(c) contest, protest, or object to any enforcement proceeding or other action commenced under such Senior Debt.

The Trustee and the Holders shall only be permitted to commence such enforcement proceedings upon the receipt of written consent from the holders of such Senior Debt or at such time as no Senior Debt remains outstanding.

Section 10.11 Rights of Trustee and Paying Agent.

(a) Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X. Only the Issuer or a Representative may give the notice. Nothing in this Article X will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

(b) The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12 Authorization to Effect Subordination. Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.4 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

ARTICLE XI

COLLATERAL AND SECURITY

Section 11.1 Collateral Generally. The Notes will be secured on a junior basis, equally and ratably with all Parity Lien Debt, by Parity Liens pursuant to the Parity Lien Security Documents, which Parity Liens will be junior to the liens securing First Lien Obligations.

Section 11.2 Addition and Release of Collateral.

(a) The Issuer may automatically and unconditionally add or release Collateral at its discretion, without the consent of or notice to the Trustee, the Collateral Trustee, or the holders of the Notes, subject to compliance with the Collateral Trust Agreement. Notwithstanding the foregoing, the Liens on the Collateral will automatically and unconditionally be released (i) in connection with a release pursuant to Article IX, (ii) upon payment in full of the principal of, and any accrued and unpaid interest on, all then-outstanding Notes, (iii) upon a legal defeasance or covenant defeasance or a discharge of the Indenture, in each case, in accordance with Article VIII hereof, or (iv) in connection with a release pursuant to the Parity Lien Security Documents or the Intercreditor Agreement.

(b) The Trustee and the Collateral Trustee will execute any documentation or take any action requested by the Issuer with respect to the addition or release of Collateral so long as the Trustee or Collateral Trustee, as applicable, has received an Officer’s Certificate. For the avoidance of doubt, no Opinion of Counsel will be required for the Trustee or Collateral Trustee to execute any documentation or take any action with respect to the addition or release of Collateral.

(c) To the extent applicable, the Issuer will comply with the provisions of TIA § 314(d), relating to the release of property or securities from the Liens securing the Notes or relating to the substitution for such Liens of any property or securities to be subjected to the Liens under the Indenture. To the extent permitted, any certificate or opinion required by § 314(d) of the Trust Indenture Act may be made by an officer of the Issuer. Notwithstanding anything to the contrary in this clause (c), the Issuer will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that, under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC or its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to some or all of the released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under TIA § 314(d). Any release of Collateral permitted by this Section 11.3 will be deemed not to impair the Liens under this Indenture and the Parity Lien Security Documents in contravention thereof, and any person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to TIA § 314(d), if any, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

Section 11.3 Parity Lien Security Documents and Intercreditor Agreement.

(a) Each Holder, by its acceptance of any Notes, will be deemed to have authorized the Collateral Trustee as its collateral agent under this Indenture and the Parity Lien Security Documents, consents and agrees to the terms of the Parity Lien Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers, and other modifications thereto without the consent of the Holders), as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Trustee and Collateral Trustee to enter into and perform their respective obligations and exercise their respective rights under the Parity Lien Security Documents and the Intercreditor Agreement and any amendments or supplemented thereto permitted by the Indenture in accordance therewith.

(b) The Trustee and each Holder, by accepting the Notes, acknowledges that, as more fully set forth in the Parity Lien Security Documents and the Intercreditor Agreement, the Collateral as hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Parity Lien Security Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Parity Lien Security Documents and the Intercreditor Agreements and actions that may be taken thereunder.

Section 11.4 Collateral Trustee.

(a) The Collateral Trustee is authorized and empowered to appoint one or more co-Collateral Trustees as it deems necessary or appropriate.

(b) Subject to Article VII, neither the Trustee nor the Collateral Trustee shall be liable or responsible for, and make no representation as to the existence, genuineness, value, or protection of, any Collateral, for the legality, validity, effectiveness, enforceability, or sufficiency of any Parity Lien Security Document or for the creation, perfection, maintenance, priority, sufficiency, or protection of any Liens securing the Notes. Neither the Trustee nor the Collateral Trustee shall be liable or responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection or priority of any Lien or security interest in the Collateral.

(c) In acting as Collateral Trustee or co-Collateral Trustee, the Collateral Trustee and each co-Collateral Trustee may rely upon and enforce each and all of the rights, powers, immunities, indemnities, and benefits of the Trustee under Article VII hereof, and will be subject to all of the obligations of the Trustee thereunder.

ARTICLE XII

SUBSIDIARY GUARANTEES

Section 12.1 Subsidiary Guarantees.

The Subsidiary Guarantors jointly and severally, hereby absolutely, unconditionally and irrevocably guarantee the Notes and obligations of the Issuer hereunder and thereunder, and guarantee to each Holder of a Note authenticated and delivered by the Trustee in accordance with the terms hereof, and to the Trustee on behalf of such Holder, that: (a) the principal of and interest (including contingent interest, if any on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest (including contingent interest, if any on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration redemption or otherwise.

The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

The Subsidiary Guarantors hereby waive (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims in such proceeding in the event of insolvency or bankruptcy of such Issuer, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee of such Subsidiary Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Subsidiary Guarantee. The Subsidiary Guarantors acknowledge that the Subsidiary Guarantees are a guarantee of payment and not of collection.

The Subsidiary Guarantors hereby agree that, in the event of a default in payment of principal or interest including contingent interest, if any on such Note, whether at its Stated Maturity, by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture. The Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Subsidiary Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. The Subsidiary Guarantor further agrees that as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article XII, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Subsidiary Guarantee of such Subsidiary Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee of such Subsidiary Guarantor.

Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, for the purposes of the amounts due under the Subsidiary Guarantees, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 12.2 Severability. In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.3 Future Subsidiaries. If the Issuer or any of its Subsidiaries acquires or forms a Subsidiary organized under the laws of the United States or any state or political subdivision thereof or the District of Columbia, the Issuer will cause any such domestic Subsidiary to (i) execute and deliver to the Trustee an amendment or supplement to this Indenture in the form of Exhibit C hereto in accordance with the provisions of Article IX of this Indenture pursuant to which such Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, interest (including contingent interest), and interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuer under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law, if any and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior subordinated unsecured basis, subject to Article X hereof, and (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such domestic Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such amendment or supplement, the obligations of the Subsidiary Guarantors and any such domestic Subsidiary under their respective Subsidiary Guarantees shall become joint and several and each reference to the “Subsidiary Guarantor” in this Indenture shall be deemed to refer to all Subsidiary Guarantors, including such domestic Subsidiary.

Section 12.4 Priority of Subsidiary Guarantees. Subject to Article X hereof, the Subsidiary Guarantee issued by any Subsidiary Guarantor shall rank pari passu with the obligations of the Issuer created by the Notes.

Section 12.5 Limitation of Subsidiary Guarantors’ Liability. Each Subsidiary Guarantor and by its acceptance hereof and of the Notes, each Holder confirms that it is the intention of all such parties that the guarantee by the Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting such fraudulent transfer or conveyance.

Section 12.6 Delivery of Subsidiary Guarantees. To evidence its Subsidiary Guarantee set forth in Section 12.1 hereof, each Subsidiary Guarantor hereby agrees that this Indenture (or in the case of future Subsidiary Guarantors, a supplemental indenture as required hereunder) shall be executed on behalf of such Subsidiary Guarantor by its President or one of its other Officers or by its duly appointed attorney-in-fact. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. The execution of this Indenture (or in the case of future Subsidiary Guarantors, a supplemental indenture as required hereunder) on behalf of a Subsidiary Guarantor by its attorney-in-fact shall constitute a representation and warranty on the part of such Subsidiary Guarantor hereunder of the due appointment of such attorney-in-fact. If an Officer or duly appointed attorney-in-fact whose signature is on this Indenture (or in the case of future Subsidiary Guarantors, a supplemental indenture as required hereunder) no longer holds that office or maintains such appointment, as the case may be, the Subsidiary Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture (or in the case of future Subsidiary Guarantors, a supplemental indenture as required hereunder) on behalf of the Subsidiary Guarantors and each of them. In the event that the Issuer creates or acquires a new Subsidiary subsequent to the date of this Indenture, if required by Section 12.3 hereof, the Issuer shall cause such Subsidiary to execute a supplemental indenture to this Indenture in accordance with Section 12.3 hereof and this Article 12, to the extent applicable.

Section 12.7 Subrogation. Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 12.1; provided, however, that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 12.8 Reinstatement. Each Subsidiary Guarantor hereby agrees (and each person who becomes a Subsidiary Guarantor shall agree) that the Subsidiary Guarantee provided for in Section 12.1 shall continue to be effective or be reinstated, as the case may be, (a) if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Subsidiary Guarantor and (b) at any time any Subsidiary Guarantor (and each person who becomes a Subsidiary Guarantor) guarantees any indebtedness or obligations of the Issuer.

Section 12.9 Release of the Subsidiary Guarantor.

(a) Concurrently with the discharge of the Notes under Section 8.1, each Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guarantee under this Article XII.

(b) So long as no Default exists or with notice or lapse of time or both, would exist, the Subsidiary Guarantee issued by any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon: (i) any sale, exchange, transfer to any Person that is not an Affiliate of the Issuer of all of the Capital Stock of such Subsidiary Guarantor owned by the Issuer, which transaction is otherwise in compliance with the Indenture; (ii) any release or discharge of all guarantees by each of the Subsidiary Guarantors of any indebtedness or obligations of the Issuer other than the Subsidiary Guarantees of the Notes; (iii) upon the legal defeasance or covenant defeasance of the Notes in accordance with the terms set forth in Article VIII hereof; (iv) upon the merger or consolidation of such Subsidiary Guarantor with and into the Issuer or another Subsidiary Guarantor that is the surviving person in such merger or consolidation (so long as, in the case of any Subsidiary Guarantor that is such surviving person, such surviving person remains a Subsidiary Guarantor), or upon the liquidation, winding up or dissolution of such Subsidiary Guarantor following the transfer of all or substantially all of its assets to the Issuer or another Subsidiary Guarantor; or (v) in the event of the release or discharge of the guarantee under the Fortress Credit Agreement or any other Indebtedness by such Subsidiary Guarantor which resulted in the obligation to guarantee the Notes except if at the time of the release and discharge of such Subsidiary Guarantor, such Subsidiary Guarantor would be required to guarantee the notes pursuant Section 12.3.

(c) Upon delivery by the Issuer to the Trustee of an Officer’s Certificate stating that all conditions precedent to the release of any Subsidiary Guarantor from its Obligations under its Subsidiary Guarantee have been complied with, the Trustee shall execute any documents reasonably requested in order to evidence the release of any such Subsidiary Guarantor from its Obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 12.

Section 12.10 Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 13.2 Notices.

(a) Any notice or communication by the Issuer, any Subsidiary Guarantor or the Trustee or Collateral Trustee to the other, or by a Holder to the Issuer, any Subsidiary Guarantor or the Trustee or Collateral Trustee, is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), email, or overnight air courier guaranteeing next day delivery, to the others’ address:

if to the Issuer or any Subsidiary Guarantor:

Phoenix Energy One, LLC

18575 Jamboree Road, Suite 830

Irvine, California 92612

Attention:	Robert Kaplan
Telephone:	(949) 346-3140
Email:	rkaplan@phoenixenergy.com

with a copy to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP

201 17th Street NW, Suite 1700

Atlanta, Georgia 30363

Attention:	Michael K Rafter
Telephone:	(404) 322-6627
Email:	mike.rafter@nelsonmullins.com

if to the Trustee or Collateral Trustee:

Odyssey Transfer and Trust Company

860 Blue Gentian Rd

Suite 320

Eagan, Minnesota 55121

Attention	Client Services
Email:	clientsus@odysseytrust.com

with a copy to (which shall not constitute notice):

Odyssey Transfer & Trust Company

67 Yonge Street

Toronto, ON M5E 1J8

Attention: Mr. Brett Higgs

Email: BHiggs@OdysseyTrust.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10151

Attention: Todd A Matras, Esq.

Email: tmatras@loeb.com

(b) The Issuer and any Subsidiary Guarantor or the Trustee or Collateral Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication to a Holder shall be sent electronically or by first-class mail or overnight air courier to such Holder’s address shown on the register kept by the Registrar. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Any notice or communication will also be so mailed to any person described in TIA §313(c), to the extent required by the TIA.

(d) Notices given by publication will be deemed given on the first date on which publication is made; notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing; notices personally delivered will be deemed given at the time delivered by hand; notices given by email will be deemed given when sent; and notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier.

(e) If a notice or communication is sent or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

(f) If the Issuer sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

(g) The Trustee shall not have any duty to confirm that the person sending any notice, instruction, or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal, or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign, or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. The Issuer assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including, without limitation, the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.

Section 13.3 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar, and anyone else shall have the protection of TIA § 312(c).

Section 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

When the Indenture requires delivery of a certificate or opinion in connection with any request or application to the Trustee or Collateral Trustee to take or refrain from taking any action thereunder, the Trustee or Collateral Trustee, as applicable, may, in its sole discretion, waive or amend such requirement.

Section 13.5 Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(1)	a statement that the person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

(b) In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 13.6 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.7 Legal Holidays. If a payment date for any payment made under this Indenture is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period. To the extent the date of delivery of any document required to be delivered pursuant to any provision of this Indenture falls on a day that is not a Business Day, the applicable required date of delivery shall be deemed to be the next succeeding day that is a Business Day.

Section 13.8 No Recourse Against Others. None of the past, present, or future managers, managing directors, directors, officers, employees, incorporators, or securityholders of the Issuer or any Subsidiary or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture, the Parity Lien Security Documents, or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Section 13.9 Counterparts.

(a) This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

(b) Unless otherwise provided herein or in the Notes, the words “execute,” “execution,” “signed,” “signature,” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Notes, or any of the transactions contemplated hereby (including amendments, waivers, consents, and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.10 Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

(A) THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) THE ISSUER, EACH SUBSIDIARY GUARANTOR, THE TRUSTEE, THE COLLATERAL TRUSTEE, AND EACH HOLDER (BY THEIR ACCEPTANCE OF THE NOTES) EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(c) Any legal suit, action, or proceeding arising out of or based upon this Indenture, the Notes, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case, located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The Issuer, each Subsidiary Guarantor, the Trustee, the Collateral Trustee, and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action, or other proceeding has been brought in an inconvenient forum.

Section 13.11 No Adverse Interpretation of Other Agreements. This Indenture, the Subsidiary Guarantees and the Notes may not be used to interpret another indenture, loan, or debt agreement of the Issuer or a Subsidiary or other Affiliate of the Issuer. Any such indenture, loan, or debt agreement may not be used to interpret this Indenture, the Notes or the Subsidiary Guarantees.

Section 13.12 Successors. All agreements of the Issuer and any Subsidiary Guarantor in this Indenture, the Notes and the Subsidiary Guarantees shall bind each of their respective successors. All agreements of the Trustee and Collateral Trustee in this Indenture shall bind its respective successor.

Section 13.13 Severability. In case any provision in this Indenture, in the Notes or in any Subsidiary Guarantee shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14 Table of Contents, Headings, Etc. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, pandemics, epidemics or other public health emergencies, acts of God, and interruptions, loss, or malfunctions of utilities, communications, or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.16 U.S.A. Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ISSUER:

PHOENIX ENERGY ONE, LLC

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

PHOENIX OPERATING, LLC

By:
Name:
Title:

PHOENIX CAPITAL GROUP HOLDINGS I LLC
PHOENIX CAPITAL GROUP HOLDINGS, LLC
FIREBIRD MARKETING, LLC

By: Phoenix Energy One, LLC, its Sole Member

By:
Name:
Title:

FIREBIRD SERVICES, LLC

By: Phoenix Operating LLC, its Sole Member

By:
Name:
Title:

[Signature Page to Indenture]

TRUSTEE:

ODYSSEY TRANSFER AND TRUST COMPANY, as Trustee and Collateral Trustee

By:
Name: Rebecca Paulson
Title: President

[Signature Page to Indenture]

EXHIBIT A

Form of Cash Interest Note

[Attached]

A-1

Form of Cash Note

[FACE OF NOTE]

PHOENIX ENERGY ONE, LLC

_____% Senior Subordinated Junior Lien Redeemable Notes due 20__

Principal Amount of Notes: $_____

PHOENIX ENERGY ONE, LLC, a Delaware limited liability company, promises to pay ____________________________________________, or registered assigns, the principal sum of ____________________________________________ DOLLARS on ______________, 20__.

Interest Payment Dates: The tenth day of each month.

Record Dates: The Business Day preceding an Interest Payment Date.

Additional provisions of this Note are set forth on the other side of this Note.

Dated: _______________

PHOENIX ENERGY ONE, LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

ODYSSEY TRANSFER AND TRUST COMPANY, as Trustee

By: ______________________________________ Authorized Signatory

[REVERSE SIDE OF NOTE]

_____% Senior Subordinated Junior Lien Redeemable Notes due 20__

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Phoenix Energy One, LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest, if any, on this Note monthly in arrears in cash on the tenth day of each month, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from the date of issuance of this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on this Note (except defaulted interest), if any, to the Persons who are registered Holders of this Note at the close of business on the Business Day immediately preceding each Interest Payment Date (such date, a “Record Date”) unless this Note is canceled, repurchased, or redeemed after a Record Date and on or before the related Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. If the Holder of this Note has given wire transfer instructions to the Issuer or the Paying Agent, the Paying Agent will distribute the payments received of principal of and, if applicable, interest and premium, if any, on this Note in accordance with those instructions. Distribution of all other payments on this Note will be made at the office or agency of the Paying Agent unless the Issuer elects to make interest payments through the Paying Agent by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, the Issuer will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries or Affiliates may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuer issued this Note under an indenture, dated as of [__], 2026 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Subsidiary Guarantors, the Trustee, and the Collateral Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 (as amended, the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior subordinated obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. The Notes are guaranteed to the extent provided in the Indenture.

(5) OPTIONAL REDEMPTION.

(a) The Issuer may redeem this Note, at its option, in whole at any time or in part from time to time, upon delivering a notice of redemption as described in Section 3.3 of the Indenture, at a redemption price equal to the principal amount of this Note being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of the redemption.

(b) Any redemption of this Note or any portion hereof may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur. The Issuer may modify any such redemption notice or rescind it in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions precedent have not been satisfied or waived by the Issuer, by providing notice to the Holder of this Note.

(c) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d) Any redemption pursuant to this Paragraph 5 will be made pursuant to the provisions of Article III of the Indenture.

(6)	MANDATORY REDEMPTION; REPURCHASE AT THE OPTION OF THE HOLDERS.

(a) The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described below.

(b) Subject to the provisions of the Intercreditor Agreement (as defined in the Indenture) and Article X of the Indenture, each Holder may request, in whole at any time and in part from time to time, by written notice to the Issuer, that the Issuer redeem this Note at a redemption price equal to 95.0% of the principal amount of this Note being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so; provided further that the Issuer will not be required to redeem Notes in an amount that exceeds, in any calendar year, 10.0% of the aggregate principal amount of the Notes issued and outstanding as of the first day of the calendar quarter in which such request is made (the “10% Limit”). The principal amount of any Notes held by the Issuer’s directors, executive officers, or their respective family members during any calendar year will not be included in calculating the 10% Limit with respect to any other Holders for such calendar year.

(c) Any redemption pursuant to this Paragraph 6 will be made pursuant to the provisions of Section 3.8 of the Indenture.

(d) The Issuer is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer will also not be required to offer to purchase any Notes with the proceeds of asset sales, in the event of a change of control, or otherwise.

(7) DENOMINATIONS, TRANSFER, EXCHANGE. This Note was issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. For the avoidance of doubt, the principal amount of this Note may from time to time be in an amount other than a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof as a result of redemptions and repurchases of the principal amount of this Note not prohibited by the Indenture. The Notes may not be transferred or exchanged without the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion. The transfer of Notes may be registered and Notes may be exchanged only as provided in the Indenture. If a transfer of Notes is consented to in writing by the Issuer, a Holder may not transfer any Note until the Registrar has received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

(8) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(9) DISCHARGE AND DEFEASANCE. Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes, the Indenture and the Subsidiary Guarantees if the Issuer or a Subsidiary Guarantor deposits in trust with the Trustee money or U.S. Government Obligations (sufficient, without reinvestment, in the opinion of a nationally recognized certified public accounting firm) for the payment of principal, premium, if any, and interest, if any, on the Notes to redemption or maturity, as the case may be.

(10) AMENDMENT, SUPPLEMENT, AND WAIVER. The Indenture, the Notes and the Subsidiary Guarantees may be amended or waived as set forth in Article IX of the Indenture.

(11) DEFAULTS AND REMEDIES. Events of Default shall be as set forth in Article VI of the Indenture.

(12) SUBORDINATION. Payment of principal of and premium, if any, and interest, if any, on the Notes is subordinated to the prior payment in full of all Senior Debt (as defined in the Indenture) on the terms provided in the Indenture.

(13) TRUSTEE AND COLLATERAL TRUSTEE DEALINGS WITH ISSUER. The Trustee or the Collateral Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not the Trustee or the Collateral Trustee, as the case may be.

(14) NO RECOURSE AGAINST OTHERS. None of the past, present, or future managers, managing directors, directors, officers, employees, incorporators, or securityholders of the Issuer, any Subsidiary Guarantor or any Subsidiary or Affiliate of the Issuer or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.

(15) AUTHENTICATION. A Certificated Note will not be valid until authenticated by the signature of the Trustee (or an authenticating agent acting on its behalf).

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SUBSIDIARY GUARANTEES AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(18) SUCCESSOR ENTITY. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Indenture and the Subsidiary Guarantees, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.

(19) NOTICES. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made as provided in Section 13.2 of the Indenture.

EXHIBIT B

Form of Compound Interest Note

[Attached]

Form of Compound Interest Note

[FACE OF NOTE]

PHOENIX ENERGY ONE, LLC

_____% Senior Subordinated Junior Lien Redeemable Notes due 20__

Initial Principal Amount of Notes: $_____

PHOENIX ENERGY ONE, LLC, a Delaware limited liability company, promises to pay ____________________________________________, or registered assigns, the principal sum of ____________________________________________ DOLLARS (which principal amount will be increased as provided for herein) on ______________, 20__.

Interest Payment Dates: The tenth day of each month.

Record Dates: The Business Day preceding an Interest Payment Date.

Additional provisions of this Note are set forth on the other side of this Note.

Dated: _______________

PHOENIX ENERGY ONE, LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

ODYSSEY TRANSFER AND TRUST COMPANY, as Trustee

By: ______________________________________ Authorized Signatory

[REVERSE SIDE OF NOTE]

_____% Senior Subordinated Junior Lien Redeemable Notes 20__

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Phoenix Energy One, LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest, if any, on this Note monthly in arrears by adding such interest to the then-outstanding principal amount of this Note on the tenth day of each month, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from the date of issuance of this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on this Note (except defaulted interest), if any, to the Persons who are registered Holders of this Note at the close of business on the Business Day immediately preceding each Interest Payment Date (such date, a “Record Date”) unless this Note is canceled, repurchased, or redeemed after a Record Date and on or before the related Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. If the Holder of this Note has given wire transfer instructions to the Issuer or the Paying Agent, the Paying Agent will distribute the payments received of principal of and, if applicable, interest and premium, if any, on this Note in accordance with those instructions. Distribution of all other cash payments on this Note will be made at the office or agency of the Paying Agent unless the Issuer elects to make interest payments through the Paying Agent by check mailed to the Holders at their addresses set forth in the register of Holders. Cash payments will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, the Issuer will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries or Affiliates may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuer issued this Note under an indenture, dated as of [__], 2026 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Subsidiary Guarantors, the Trustee, and the Collateral Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 (as amended, the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior subordinated obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. The Notes are guaranteed to the extent provided in the Indenture.

(5) OPTIONAL REDEMPTION.

(a) The Issuer may redeem this Note, at its option, in whole at any time or in part from time to time, upon delivering a notice of redemption as described in Section 3.3 of the Indenture, at a redemption price equal to the principal amount of this Note being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of the redemption.

(b) Any redemption of this Note or any portion hereof may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur. The Issuer may modify any such redemption notice or rescind it in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions precedent have not been satisfied or waived by the Issuer, by providing notice to the Holders of this Note.

(c) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d) Any redemption pursuant to this Paragraph 5 will be made pursuant to the provisions of Article III of the Indenture.

(6) MANDATORY REDEMPTION; REPURCHASE AT THE OPTION OF THE HOLDERS.

(a) The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described below.

(b) Subject to the provisions of the Intercreditor Agreement (as defined in the Indenture) and Article X of the Indenture, the Holder may request, in whole at any time and in part from time to time, by written notice to the Issuer, that the Issuer redeem this Note at a redemption price equal to 95.0% of the principal amount of this Note being redeemed, plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of redemption; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so; provided further that the Issuer will not be required to redeem Notes in an amount that exceeds, in any calendar year, 10.0% of the aggregate principal amount of the Notes issued and outstanding as of the first day of the calendar quarter in which such request is made (the “10% Limit”). The principal amount of any Notes held by the Issuer’s directors, executive officers, or their respective family members during any calendar year will not be included in calculating the 10% Limit with respect to any other Holders for such calendar year.

(c) Any redemption pursuant to this Paragraph 6 will be made pursuant to the provisions of Section 3.8 of the Indenture.

(d) The Issuer is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer will also not be required to offer to purchase any Notes with the proceeds of asset sales, in the event of a change of control, or otherwise.

(7) DENOMINATIONS, TRANSFER, EXCHANGE. This Note was issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. For the avoidance of doubt, the principal amount of this Note may from time to time be in an amount other than a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof as a result of redemptions and repurchases of the principal amount of this Note not prohibited by the Indenture or the payment of interest on this Note by adding such interest to the then-outstanding principal amount of this Note. The Notes may not be transferred or exchanged without the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion. The transfer of Notes may be registered and Notes may be exchanged only as provided in the Indenture. If a transfer of Notes is consented to in writing by the Issuer, a Holder may not transfer any Note until the Registrar has received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

(8) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(9) DISCHARGE AND DEFEASANCE. Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes, the Indenture and the Subsidiary Guarantees if the Issuer or a Subsidiary Guarantor deposits in trust with the Trustee money or U.S. Government Obligations (sufficient, without reinvestment, in the opinion of a nationally recognized certified public accounting firm) for the payment of principal, premium, if any, and interest, if any, on the Notes to redemption or maturity, as the case may be.

(10) AMENDMENT, SUPPLEMENT, AND WAIVER. The Indenture, the Notes and the Subsidiary Guarantees may be amended or waived as set forth in Article IX of the Indenture.

(11) DEFAULTS AND REMEDIES. Events of Default shall be as set forth in Article VI of the Indenture.

(12) SUBORDINATION. Payment of principal of and premium, if any, and interest, if any, on the Notes is subordinated to the prior payment in full of all Senior Debt (as defined in the Indenture) on the terms provided in the Indenture.

(13) TRUSTEE AND COLLATERAL TRUSTEE DEALINGS WITH ISSUER. The Trustee or the Collateral Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not the Trustee or the Collateral Trustee, as the case may be.

(14) NO RECOURSE AGAINST OTHERS. None of the past, present, or future managers, managing directors, directors, officers, employees, incorporators, or securityholders of the Issuer, any Subsidiary Guarantor or any Subsidiary or Affiliate of the Issuer or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.

(15) AUTHENTICATION. A Certificated Note will not be valid until authenticated by the signature of the Trustee (or an authenticating agent acting on its behalf).

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SUBSIDIARY GUARANTEES AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(18) SUCCESSOR ENTITY. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Indenture and the Subsidiary Guarantees, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.

(19) NOTICES. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made as provided in Section 13.2 of the Indenture.

EXHIBIT C

Form of Supplemental Indenture

for Future Subsidiaries

[Attached]

Exhibit 3

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Additional Guaranteeing Subsidiary”), a subsidiary of Phoenix Energy One, LLC, a Delaware limited liability company (the “Issuer”), and Odyssey Transfer and Trust Company, a trust company incorporated under the laws of the State of Minnesota, as trustee (the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Additional Guaranteeing Subsidiary has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of •, 2026, providing for the issuance of an unlimited aggregate principal amount of Fixed Rate Senior Subordinated Junior Lien Redeemable Notes (the “Notes”); and

WHEREAS, the Indenture provides that when the Issuer or a Subsidiary acquires or forms a new Subsidiary, which includes the Additional Guaranteeing Subsidiary, that new Subsidiary must execute and deliver to the Trustee a supplemental indenture in the form hereof, pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Subsidiary Guarantor. The Additional Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 12 thereof.

2. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3. Waiver of Jury Trial. EACH OF THE ADDITIONAL GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

4. Trustee Disclaimer; Incorporation by Reference. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer. The rights, protections, indemnities and immunities of the Trustee and its agents as enumerated under the Indenture are incorporated by reference into this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF ADDITIONAL GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

ODYSSEY TRANSFER AND TRUST COMPANY, as Trustee
By:
Name:
Title: